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July  1,  2002

December  30,  2001
Peoplesway.Com,  Inc.
Matthew  M.  Monroe
2969  Interstate  Street
Charlotte,  NC  28208


Dear Matthew M. Monroe:
This letter of understanding is to confirm our discussions regarding the agreement between DRM, Inc. (DRM) and subsidiaries (RMC Group, Inc. and RMC Group Canada, Ltd.) and Peoplesway.Com, Inc. (Peoplesway).

DRM assigns Peoplesway as its exclusive worldwide sales and marketing agent effective January 1, 2002. We feel this agreement will be mutually beneficial to DRM and Peoplesway to increase the DRM product line's presence in the marketplace and sales and revenues for Peoplesway.

Peoplesway agrees to make its best effort to market the DRM product lines and other product lines that DRM may elect to offer through alliances and affiliate programs. Peoplesway will also market and maintain the sites of site owners within the multi-eNetwork on its server. This will include acquiring all necessary equipment, programming and staff to necessary to provide this service. In addition to products, DRM will also provide warehouse space (aprox. 1900 sq. ft.), office space (approx. 2600 sq. ft.), customer service, warehouse and management personnel, supplies and other items necessary to promote the products.

Each subsidiary of DRM will also invoice Peoplesway for all services and personnel provided on their behalf at actual costs, plus a management fee of 3% of Product Volume.

The product cost will be invoiced to Peoplesway at cost plus 10%. The invoice will be submitted based on the cost of the product sold each month.
This  agreement  will  be  reviewed  every  12  months  and  revised  as needed.

We are excited about the opportunity for growth by both our companies through our internet sales and marketing agreement. If we can be of any assistance, please do not hesitate to contact us.
Regards,

R.  H.  Smtih
Vice  President  /  Secretary

Agreed  to  by  Matthew  M.  Monroe  on  behalf  of  Peoplesway.Com,  Inc.

_______________________          ___________
Matthew  M.  Monroe               Date